                                                                    EXHIBIT 4.20

================================================================================


                       364-DAY REVOLVING CREDIT AGREEMENT


                                   DATED AS OF


                                  MARCH 8, 2002


                                      AMONG


                                NRG ENERGY, INC.


                    THE FINANCIAL INSTITUTIONS PARTY HERETO,
                                    AS BANKS


                                       AND


                               ABN AMRO BANK N.V.,
                            AS ADMINISTRATIVE AGENT,

                           SALOMON SMITH BARNEY, INC.,

                              AS SYNDICATION AGENT,



                                BARCLAYS BANK PLC

                             AS CO-SYNDICATION AGENT

                                       AND

       THE ROYAL BANK OF SCOTLAND PLC AND BAYERISCHE HYPO-UND VEREINSBANK
                              AG, NEW YORK BRANCH

                           AS CO-DOCUMENTATION AGENTS


================================================================================

                                TABLE OF CONTENTS

SECTION 1.                 DEFINITIONS; INTERPRETATION............................................................1
         Section 1.1                Definitions...................................................................1
         Section 1.2                Interpretation...............................................................11
SECTION 2.                 THE REVOLVING CREDIT..................................................................12
         Section 2.1                The Loan Commitment..........................................................12
         Section 2.2                [Intentionally Omitted]......................................................12
         Section 2.3                Applicable Interest Rates....................................................12
         Section 2.4                Minimum Borrowing Amounts....................................................14
         Section 2.5                Manner of Borrowing Loans and Designating Interest Rates Applicable
                                    to Loans.....................................................................14
         Section 2.6                Interest Periods.............................................................16
         Section 2.7                Maturity of Loans............................................................17
         Section 2.8                Prepayments..................................................................17
         Section 2.9                Default Rate.................................................................17
         Section 2.10               The Notes....................................................................18
         Section 2.11               Funding Indemnity............................................................18
         Section 2.12               Commitment Terminations......................................................19
SECTION 3.                 FEES..................................................................................19
         Section 3.1                Fees.........................................................................19
SECTION 4.                 PLACE AND APPLICATION OF PAYMENTS.....................................................20
         Section 4.1                Place and Application of Payments............................................20
SECTION 5.                 REPRESENTATIONS AND WARRANTIES........................................................20
         Section 5.1                Corporate Organization and Authority.........................................20
         Section 5.2                Subsidiaries.................................................................21
         Section 5.3                Corporate Authority and Validity of Obligations..............................21
         Section 5.4                Financial Statements.........................................................21
         Section 5.5                No Litigation; No Labor Controversies........................................21
         Section 5.6                Taxes........................................................................22
         Section 5.7                Approvals....................................................................22
         Section 5.8                Validity of Notes............................................................22
         Section 5.9                ERISA........................................................................22
         Section 5.10               Government Regulation........................................................22
         Section 5.11               Margin Stock; Use of Proceeds................................................22
         Section 5.12               Licenses and Authorizations; Compliance with Laws............................23
         Section 5.13               Ownership of Property; Liens.................................................23
         Section 5.14               No Burdensome Restrictions; Compliance with Agreements.......................23
         Section 5.15               Full Disclosure..............................................................23
         Section 5.16               Solvency.....................................................................23
SECTION 6.                 CONDITIONS PRECEDENT..................................................................23

         Section 6.1                Initial Credit Event.........................................................24
         Section 6.2                All Credit Events............................................................25
SECTION 7.                 COVENANTS.............................................................................26
         Section 7.1                Corporate Existence; Subsidiaries............................................26
         Section 7.2                Maintenance..................................................................26
         Section 7.3                Taxes........................................................................26
         Section 7.4                ERISA........................................................................26
         Section 7.5                Insurance....................................................................27
         Section 7.6                Financial Reports and Other Information......................................27
         Section 7.7                Bank Inspection Rights.......................................................29
         Section 7.8                Conduct of Business..........................................................29
         Section 7.9                Liens........................................................................29
         Section 7.10               Use of Proceeds; Regulation U................................................30
         Section 7.11               Mergers, Consolidations and Sales of Assets..................................30
         Section 7.12               Consolidated Net Worth.......................................................31
         Section 7.13               Indebtedness to Consolidated Capitalization..................................31
         Section 7.14               Interest Coverage Ratio......................................................31
         Section 7.15               Compliance with Laws.........................................................31
         Section 7.16               PUHCA........................................................................31
         Section 7.17               Subordinated Note............................................................32
SECTION 8.                 EVENTS OF DEFAULT AND REMEDIES........................................................32
         Section 8.1                Events of Default............................................................32
         Section 8.2                Non-Bankruptcy Defaults......................................................34
         Section 8.3                Bankruptcy Defaults..........................................................34
         Section 8.4                [Intentionally Omitted]......................................................34
         Section 8.5                Notice of Default............................................................34
         Section 8.6                Expenses.....................................................................34
SECTION 9.                 CHANGE IN CIRCUMSTANCES...............................................................34
         Section 9.1                Change of Law................................................................34
         Section 9.2                Unavailability of Deposits or Inability to Ascertain, or Inadequacy
                                    of, LIBOR....................................................................35
         Section 9.3                Increased Cost and Reduced Return............................................35
         Section 9.4                Lending Offices..............................................................37
         Section 9.5                Discretion of Bank as to Manner of Funding...................................37
SECTION 10.                THE ADMINISTRATIVE AGENT..............................................................37
         Section 10.1               Appointment and Authorization of Administrative Agent........................38
         Section 10.2               Administrative Agent and its Affiliates......................................38
         Section 10.3               Action by Administrative Agent...............................................38
         Section 10.4               Consultation with Experts....................................................39
         Section 10.5               Liability of Administrative Agent; Credit Decision...........................39
         Section 10.6               Indemnity....................................................................39
         Section 10.7               Resignation of Administrative Agent and Successor Administrative
                                    Agent........................................................................40

SECTION 11.                MISCELLANEOUS.........................................................................40
         Section 11.1               Withholding Taxes............................................................40
         Section 11.2               No Waiver of Rights..........................................................41
         Section 11.3               Non-Business Day.............................................................42
         Section 11.4               Documentary Taxes............................................................42
         Section 11.5               Survival of Representations..................................................42
         Section 11.6               Survival of Indemnities......................................................42
         Section 11.7               Set-Off......................................................................42
         Section 11.8               Notices......................................................................43
         Section 11.9               Counterparts.................................................................44
         Section 11.10              Successors and Assigns.......................................................44
         Section 11.11              Participants and Note Assignees..............................................44
         Section 11.12              Assignment of Commitments by Banks...........................................46
         Section 11.13              Amendments...................................................................47
         Section 11.14              Nonliability of Agents and Lenders...........................................48
         Section 11.15              Headings.....................................................................48
         Section 11.16              Legal Fees, Other Costs and Indemnification..................................49
         Section 11.17              Entire Agreement.............................................................49
         Section 11.18              Construction.................................................................49
         Section 11.19              Governing Law................................................................49
         Section 11.20              Submission to Jurisdiction; Waiver of Jury Trial.............................49
         Section 11.21              Rights and Liabilities of Documentation Agents and  Syndication
                                    Agents.......................................................................50
         Section 11.22              Confidentiality..............................................................50

EXHIBITS

         A        -                 Form of Note
         B        -                 Form of Compliance Certificate

SCHEDULES

         SCHEDULE 1                 Pricing Grid
         SCHEDULE 2                 Commitments
         SCHEDULE 4                 Administrative Agent Notice and Payment Info
         SCHEDULE 5.2               Schedule of Existing Subsidiaries
         SCHEDULE 5.5               Litigation and Labor Controversies

                       364-DAY REVOLVING CREDIT AGREEMENT

         364-DAY REVOLVING CREDIT AGREEMENT, dated as of March 8, 2002 among NRG Energy, Inc., a Delaware corporation (the "Borrower"), the financial institutions from time to time party hereto (each a "Bank," and collectively the "Banks"), and ABN AMRO Bank N.V. in its capacity as administrative agent for the Banks hereunder (in such capacity, the "Administrative Agent").

                                WITNESSETH THAT:

         WHEREAS, the Borrower desires to obtain the several commitments of the Banks to make available a revolving credit for loans (the "Revolving Credit"), as described herein; and

         WHEREAS, the Banks are willing to extend such commitments subject to all of the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth;

         NOW, THEREFORE, in consideration of the recitals set forth above and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION.

         Section 1.1 Definitions. The following terms when used herein have the following meanings:

         "Adjusted LIBOR" is defined in Section 2.3(b) hereof.

         "Administrative Agent" is defined in the first paragraph of this Agreement and includes any successor Administrative Agent pursuant to Section
10.7 hereof.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and each Subsidiary.

         "Agreement" means this 364-Day Revolving Credit Agreement, including all Exhibits and Schedules hereto, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Applicable Margin" means, at any time (i) with respect to Base Rate Loans, the Base Rate Margin and (ii) with respect to Eurocurrency Loans, the Eurocurrency Margin.

         "Applicable Telerate Page" is defined in Section 2.3(b) hereof.

         "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(e) hereof, or on any updated such list provided by the Borrower to the Administrative Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Administrative Agent.

         "Bank" is defined in the first paragraph of this Agreement.

         "Base Rate" is defined in Section 2.3(a) hereof.

         "Base Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 2.3(a) hereof.

         "Base Rate Margin" means the percentage set forth in Schedule 1 hereto beside the then applicable Level Status.

         "Borrower" is defined in the first paragraph of this Agreement.

         "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loan commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 2.5(a).

         "Bridge Credit Agreement" means that certain Credit Agreement dated as of June 22, 2001 among NRG Energy, Inc., the financial institutions party thereto and Credit Suisse First Boston as administration agent, as from time to time amended.

         "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois or New York, New York and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which dealings in U.S. Dollars may be carried on by the Administrative Agent in the interbank eurodollar market.

         "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Commitments" means the Revolving Credit Commitments.

         "Compliance Certificate" means a certificate in the form of Exhibit B hereto.

         "Consolidated Capitalization" means Consolidated Net Worth plus Indebtedness of the Borrower.

         "Consolidated Current Liabilities" means such liabilities of the Borrower on a consolidated basis as shall be determined in accordance with GAAP to constitute current liabilities.

         "Consolidated EBIT" means, for any period, for the Borrower, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) to the extent deducted in arriving at Consolidated Net Income, net federal, state and local income taxes in respect of such period of the Borrower and its Subsidiaries, (iii) to the extent deducted in arriving at Consolidated Net Income, Consolidated Interest Expense, and (iv) extraordinary non-cash losses of the Borrower and its Subsidiaries less (B) extraordinary non-cash gains of the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDA" means, with reference to any period, for the Borrower, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) to the extent deducted in arriving at Consolidated Net Income, depreciation and depletion expense for the Borrower and its Subsidiaries, and (iii) to the extent deducted in arriving at Consolidated Net Income, amortization expense for the Borrower and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense and other deferred financing charges) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus (ii) all fees payable in respect of the issuance of standby letters of credit for the account of the Borrower or its Subsidiaries.

         "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower for such period computed on a consolidated basis in accordance with GAAP.

         "Consolidated Net Tangible Assets" means, as of the date of determination thereof, Consolidated Total Assets as of such date less the sum of
(i) Consolidated Current Liabilities and (ii) Intangible Assets.

         "Consolidated Net Worth" means, as of the date of determination thereof, the amount which would be reflected as stockholders' equity upon a consolidated balance sheet of the Borrower (determined in accordance with GAAP) prior to making any adjustment thereto (i) as a result of application of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities or (ii) in connection with the account entitled "other comprehensive income" on such balance sheet.

         "Consolidated Total Assets" means, as of the date of determination thereof, the total amount of all assets of the Borrower determined on a consolidated basis in accordance with GAAP.

         "Contingent Performance Guarantee" means a Performance Guarantee as to which (i) the guarantor's obligation cannot be reasonably quantified, and (ii) neither the Borrower nor any Subsidiary has information which raises a reasonable possibility that a demand under such Performance Guarantee may be made prior to, or within 18 months after, the Termination Date. A Contingent Performance Guarantee which for any reason fails to meet the criteria set forth in either clause (i) or (ii) of this definition shall immediately cease to be deemed a Contingent Performance Guarantee for purposes of this Agreement.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Documents" means this Agreement, the Notes and the Fee Letter.

         "Credit Event" means the advancing of any Loan or the continuation of or conversion into a Eurocurrency Loan.

         "Documentation Agents" means The Royal Bank Of Scotland PLC and Bayerische Hypo-Und Vereinsbank AG, New York Branch in their capacity as documentation agents.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "EBITDA" in any period for any Subsidiary of the Borrower means such Subsidiary's net income (or net loss) for such period plus (A) to the extent deducted in arriving at such net income, (i) net federal, state and local income taxes in respect of such period, (ii) interest expense, (iii) depreciation and depletion expense, (iv) amortization expense, and (v) extraordinary non-cash losses less (B) extraordinary non-cash gains, all as determined on a consolidated basis for such Subsidiary and its subsidiaries only but otherwise in accordance with GAAP.

         "Effective Date" means March 8, 2002.

         "ERISA" is defined in Section 5.9 hereof.

         "Eurocurrency Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 2.3(b) hereof.

         "Eurocurrency Margin" means the percentage set forth in Schedule 1 hereto beside the then applicable Level Status.

         "Eurocurrency Reserve Percentage" is defined in Section 2.3(b) hereof.

         "Event of Default" means any of the events or circumstances specified in Section 8.1 hereof.

         "Existing Credit Agreement" means that certain 364-Day Revolving Credit Agreement dated as of March 9, 2001 among NRG Energy, Inc., ABN AMRO Bank N.V., as administrative agent, and the banks from time-to-time party thereto, as amended or otherwise modified from time to time.

         "Facility Fee Rate" means the percentage set forth in Schedule 1 hereto beside the then applicable Level Status.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate set forth in
Section 2.3(a) hereof.

         "Fee Letters" means those certain letters between the Borrower and ABN AMRO Bank N.V., and/or Salomon Smith Barney Inc., dated as of February 22, 2002 pertaining to certain fees to be paid by the Borrower.

         "FinCo" means NRG Finance Company I LLC, a Delaware special purpose limited liability company which is a Wholly-Owned Subsidiary of the Borrower and whose sole purpose is to facilitate the financing of a revolving working capital, acquisition and construction loan facility.

         "FinCo Revolving Loan Facility" means a revolving working capital, acquisition and construction loan facility (i) under which FinCo is the sole borrower, (ii) as to which FinCo's obligations are or may be Guaranteed by some or all of the Borrower's Project Finance Subsidiaries whose projects or turbines are being financed by FinCo and for which there is no other financing on a senior basis being provided by any other Person, and (iii) which is unsecured by any assets of, or stock or other equity interest of or owned by, the Borrower or its Subsidiaries, other than (x) assets and/or the stock or other equity interest of FinCo, and (y) assets and/or the stock or other equity interest of such Project Finance Subsidiaries; provided, however, that any Guaranty of the Indebtedness of FinCo or any security therefor given by or in respect of a Project Finance Subsidiary to the extent permitted hereunder may continue in existence only until the financing received by the Project Finance Subsidiary from FinCo has been repaid.

         "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's financial statements furnished to the Banks.

         "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property and Performance Guarantees) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty. Notwithstanding anything in this definition to the contrary, a Person's support of its subsidiary's obligation to
(a) make equity contributions or (b) pay liquidated damages under an operating and maintenance agreement should such subsidiary fail to comply with the terms thereof shall not be considered a "Guaranty" by such Person.

         "Indebtedness" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all of the following whether or not so shown as liabilities: (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or arising out of letters of credit issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty, provided that Contingent Performance Guarantees of the Borrower shall not be deemed "Indebtedness" for purposes of this Agreement. All calculations of the Indebtedness of any Person (and the components thereof) shall be performed on a consolidated basis, provided that Indebtedness shall not include obligations which are required by GAAP to be shown as liabilities on such Person's balance sheet but which are non-recourse to such Person.

         "Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Borrower ending with the most recently completed fiscal quarter, the ratio of Consolidated EBITDA for such four consecutive fiscal quarters to the sum of Consolidated Interest Expense for such four consecutive fiscal quarters.

         "Interest Period" is defined in Section 2.6 hereof.

         "Intangible Assets" means, as of the date of determination thereof, all assets of the Borrower properly classified as intangible assets determined on a consolidated basis in accordance with GAAP.

         "Lending Office" is defined in Section 9.4 hereof.

         "Level I Status" means Borrower's S&P Rating is A- or higher and its Moody's Rating is A3 or higher.

         "Level II Status" means Level I Status does not exist, but Borrower's S&P Rating is BBB+ or higher and its Moody's Rating is Baa1 or higher.

         "Level III Status" means neither Level I Status nor Level II Status exists, but Borrower's S&P Rating is BBB or higher and its Moody's Rating is Baa2 or higher.

         "Level IV Status" means neither Level I Status, Level II Status, nor Level III Status exists, but Borrower's S&P Rating is BBB- or higher and its Moody's Rating is Baa3 or higher.

         "Level V Status" means none of Level I Status, Level II Status, Level III Status, nor Level IV Status exists.

         "Level Status" means which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status then exists based upon the then applicable Ratings.

         "LIBOR" is defined in Section 2.3(b) hereof.

         "LIBOR Index Rate" is defined in Section 2.3(b) hereof.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

         "Loan" is defined in Section 2.1 hereof and, as so defined, includes a Base Rate Loan or Eurocurrency Loan, each of which is a "type" of Loan hereunder.

         "Material Adverse Effect" means any material adverse change in, or any adverse development which materially affects or could reasonably be expected to materially affect, the business, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under the Credit Documents, provided, that a downgrade of Borrower's S&P Rating and/or Moody's Rating shall not, in and of itself, be deemed a "Material Adverse Effect" for purposes of this Agreement.

         "Material Subsidiary" means a Subsidiary (which, solely for purposes of this definition shall also include foreign Subsidiaries and also Wholly-Owned Subsidiaries of any Subsidiary (whether domestic or foreign)) of the Borrower whose (i) total assets represent at least 5% of the total consolidated assets of the Borrower, or (ii) EBITDA for the last four fiscal quarters contributed at least 5% of the Consolidated EBITDA of the Borrower for such period, all as determined based upon the most recent financial statements delivered pursuant to
Section 7.6 (as determined in accordance with GAAP), provided, that none of Killingholme, Neo Corporation, NRGenerating Holdings (No. 4) B.V., Kladno Power No.1 B.V., Kladno Power No.2 B.V., Pacific Generation Company nor any of their Subsidiaries shall be deemed a Material Subsidiary.

         "Minimum Consolidated Net Worth" means an amount, as of any determination thereof, equal to the sum of $1,500,000,000 plus 25% of Consolidated Net Income for the period from and including January 1, 2002 to such determination date but which amount shall in no event be less than $1,500,000,000.

         "Moody's Rating" means the rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term debt obligations of a Person (or if neither Moody's Investors Service, Inc. nor any such successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the U.S. as mutually agreed between the Required Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

         "Note" is defined in Section 2.10(a) hereof.

         "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans and all other payment obligations of the Borrower arising under or in relation to any Credit Document.

         "Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank of the aggregate principal amount of all outstanding Obligations.

         "Performance Guarantee" means a guarantee issued by the Borrower or a Subsidiary that the Borrower or such Subsidiary will cause some action (other than the payment of money) to be performed, whether by performing the action itself or paying others to perform such action.

         "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or
(ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PBGC" is defined in Section 5.9 hereof.

         "Project Finance Subsidiary" means any special purpose Subsidiary of the Borrower formed solely to facilitate the financing of the assets of such Subsidiary, and as to which the recourse of any creditors of such Subsidiary is limited solely to such assets and the stock or other equity interest of such Subsidiary.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

         "Rating" means the rating given to senior unsecured non-credit enhanced debt obligations of the Borrower by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successors thereto.

         "Reference Banks" means ABN AMRO Bank N.V., and one other representative of the Banks. In the event that any of such Banks ceases to be a "Bank" hereunder or fails to provide timely quotations of interest rates to the Administrative Agent as and when required by this Agreement, then such Bank shall be replaced by a new reference bank jointly designated by the Administrative Agent and the Borrower.

         "Replaceable Bank" is defined in Section 11.13(iii).

         "Replacement Bank" is defined in Section 11.13(iii).

         "Required Banks" means, as of the date of determination thereof, Banks holding in the aggregate at least 662/3% of the Percentages.

         "Revolving Credit Commitment" is defined in Section 2.1 hereof.

         "SEC" means the Securities and Exchange Commission.

         "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "S&P Rating" means the rating assigned by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term debt obligations of a Person (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the U.S. as mutually agreed between the Required Banks and Borrower). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

         "Solvent" means, with respect to any Person, that (a) the fair value of such Person's assets is in excess of the total amount of such Person's debts, as determined in accordance with the United States Bankruptcy Code, (b) the present fair saleable value of such Person's assets is in excess of the amount that will be required to pay such Person's debts as they become absolute and matured, (c) such Person's assets do not constitute unreasonably small capital to carry out its business as now conducted or as proposed to be conducted; (d) such Person does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations); (e) such Person does not believe that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered); and (f) such Person's cash flow, after taking into account all other anticipated uses of its cash (including the payments on or in respect of debt referred to in clause (d) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms. As used in this definition, the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, as determined in accordance with the United States Bankruptcy Code.

         "Subordinated Note" means that certain Subordinated Convertible Note dated as of February 28, 2002 issued by the Borrower in favor of Xcel Energy, Inc., a Minnesota corporation, which Subordinated Convertible Note shall be in form and substance satisfactory to the Administrative Agent.

         "Subsidiary" means, as to the Borrower, any active, domestic corporation or other entity of which one hundred percent (100%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non corporation (irrespective of whether or not, at the time, stock or other equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly owned by the Borrower.

         "Syndication Agents" means Salomon Smith Barney, Inc. and Barclays Bank PLC in their capacity as syndication agents. "Telerate Service" means Bridge Telerate (or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars).

         "Termination Date" means March 7, 2003.

         "Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), or (ii) the withdrawal of any member of the Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Utilization" means the percentage obtained by dividing the aggregate outstanding principal amount of Loans on any date (after giving effect to any Borrowings and repayments occurring on such date) by the Commitments in effect on such date (after giving effect to any reductions thereof on such date).

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person.

         "Welfare Plan" means a "welfare plan," as defined in Section 3(1) of ERISA.

         "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

         Section 1.2 Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 2. THE REVOLVING CREDIT.

         Section 2.1 The Loan Commitment. General Terms. Subject to the terms and conditions hereof, each Bank severally and not jointly agrees to make a loan or loans (individually a "Loan" and collectively "Loans") to the Borrower from time to time on a revolving basis in U.S. Dollars up to the amount of its revolving credit commitment set forth on Schedule 2 hereto (such amount, as reduced pursuant to Section 2.12 or changed as a result of one or more assignments under Section 11.12 or 11.13(b), its "Revolving Credit Commitment" and, cumulatively for all the Banks, the "Revolving Credit Commitments") before the Termination Date. The aggregate amount of Loans at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 2.5(a) hereof, the Borrower may elect that each Borrowing of Loans be either Base Rate Loans or Eurocurrency Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof. The initial amount of Revolving Credit Commitments under this Agreement equals $1,000,000,000.

         Section 2.2 [Intentionally Omitted].

         Section 2.3 Applicable Interest Rates.

                  (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

                  "Base Rate" means for any day the greater of:

                           (i) the rate of interest announced by the
                  Administrative Agent at its offices in Chicago, Illinois, from time to time as its prime rate, or equivalent, for U.S. Dollar loans as in effect on such day, with any change in the Base Rate resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; and

                           (ii) the sum of (x) the rate determined by the
                  Administrative Agent to be the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (New

                  York time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds, as published by the Federal Reserve bank of New York, in an amount comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

                  (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period. All payments of principal and interest on a Loan (whether a Base Rate Loan or Eurocurrency Loan) shall be made in U.S. Dollars.

                  "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:

                  Adjusted LIBOR =                   LIBOR
                                    ------------------------------------
                                    1 - Eurocurrency Reserve Percentage

                  "LIBOR" means, for an Interest Period, (a) the LIBOR Index Rate for such Interest Period as from time to time quoted by the Telerate Service, if such rate is available, and (b) if the LIBOR Index Rate is not quoted by the Telerate Service, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) at which deposits in U.S. Dollars in immediately available funds are offered to each Reference Bank at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by the Administrative Agent as part of such Borrowing.

                  "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one-sixteenth of one percent) for deposits in U.S. Dollars for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Loan scheduled to be made by the Administrative Agent as part of such Borrowing, which appears on the Applicable Telerate Page, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

                  "Applicable Telerate Page" means the display page designated as "Page 3750" on the Telerate Service (or such other page as may replace such pages, as appropriate, on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in U.S. Dollars).

                  "Eurocurrency Reserve Percentage" means the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities," as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

                  (c) Rate Determinations. The Administrative Agent shall determine each interest rate applicable to Obligations, and a determination thereof by the Administrative Agent shall be conclusive and binding except in the case of manifest error.

         Section 2.4 Minimum Borrowing Amounts. Each Borrowing of Base Rate Loans and Eurocurrency Loans denominated in U.S. Dollars shall be in an amount not less than $1,000,000 and in integral multiples of $1,000,000.

         Section 2.5 Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans.

                  (a) Notice to the Administrative Agent. The Borrower shall give written notice to the Administrative Agent by no later than 10:00 a.m. (Chicago time) (i) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 2.4's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or convert part or all of such Borrowing into Base Rate Loans, (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such

         Borrowing into Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Administrative Agent by telephone or facsimile (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans into Base Rate Loans or of Base Rate Loans into Eurocurrency Loans must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto. The Borrower agrees that the Administrative Agent may rely on any such telephonic or facsimile notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon. There may be no more than five different Interest Periods in effect at any one time.

                  (b) Notice to the Banks. The Administrative Agent shall give prompt telephonic or facsimile notice to each Bank of any notice from the Borrower received pursuant to Section 2.5(a) above. The Administrative Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans and the amount thereof.

                  (c) Borrower's Failure to Notify. Any outstanding Borrowing of Base Rate Loans shall, subject to Section 6.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Administrative Agent within the period required by Section 2.5(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Administrative Agent within the period required by Section 2.8(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 2.5(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans before the last day of its then current Interest Period within the period required by Section 2.5(a) and has not notified the Administrative Agent within the period required by
         Section 2.8(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans, subject to Section 6.2 hereof.

                  (d) Disbursement of Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 12:00 noon (Chicago time) on the date of any requested advance of a new Borrowing of Base Rate Loans, subject to Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois. The Administrative Agent shall make available to the Borrower Loans at the Administrative Agent's principal office in Chicago, Illinois or such other office as the Administrative Agent has previously agreed to, in writing, with the Borrower.

                  (e) Administrative Agent Reliance on Bank Funding. Unless the Administrative Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan.

         Section 2.6 Interest Periods. As provided in Section 2.5(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last Business Day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last Business Day of a calendar quarter), and (b) in the case of Eurocurrency Loans, 1, 2, 3, or 6 months thereafter; provided, however, that:

                  (a) any Interest Period for a Borrowing of Base Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

                  (b) for any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

                  (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                  (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 2.7 Maturity of Loans. Unless an earlier maturity is provided for hereunder (whether by acceleration or otherwise), each Loan shall mature and become due and payable by the Borrower on the Termination Date.

         Section 2.8 Prepayments.

                  (a) The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $1,000,000, (ii) if such Borrowing is of Eurocurrency Loans in an amount not less than $1,000,000, and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.4 hereof remains outstanding) any Borrowing of Eurocurrency Loans upon three Business Days prior notice to the Administrative Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. In the case of Eurocurrency Loans, such prepayment may only be made on the last day of the Interest Period then applicable to such Loans. The Administrative Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

                  (b) If the aggregate principal amount of outstanding Loans shall at any time for any reason exceed the Revolving Credit Commitments then in effect, the Borrower shall, immediately and without notice or demand, pay the amount of such excess to the Administrative Agent for the ratable benefit of the Banks as a prepayment of the Loans. Immediately upon determining the need to make any such prepayment the Borrower shall notify the Administrative Agent of such required prepayment.

                  (c) Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 2.11.

         Section 2.9 Default Rate. At any time (i) an Event of Default has occurred and is continuing, or (ii) after the occurrence of any event or circumstance which has a Material

Adverse Effect, each Obligation shall bear interest, computed on the basis of a year of 360 days and actual days elapsed (except for Base Rate Loans bearing interest based on the rate described in clause (i) of the definition of Base Rate, in which case such Loan shall bear interest computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such Event of Default arises or such event or circumstance having a Material Adverse Effect occurs, as applicable, until paid in full, payable on demand, at a rate per annum equal to:

                  (a) for any Obligation other than a Eurocurrency Loan, the sum of two percent (2%) plus the Base Rate Margin plus the Base Rate from time to time in effect; and

                  (b) for any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate Margin plus the Base Rate from time to time in effect.

         Section 2.10 The Notes.

                  (a) The Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit A hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes."

                  (b) Each Bank shall record on its books and records or on a schedule to its Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurocurrency Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         Section 2.11 Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

                  (a) any payment (whether by acceleration or otherwise), prepayment or conversion of a Eurocurrency Loan on a date other than the last day of its Interest Period,

                  (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Eurocurrency Loan, or to convert a Base Rate Loan into a Eurocurrency Loan, on the date specified in a notice given pursuant to Section 2.5(a) or established pursuant to Section 2.5(c) hereof,

                  (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan (x) when due (whether by acceleration or otherwise), or (y) on the date specified in a notice of prepayment, or

                  (d) any acceleration of the maturity of a Eurocurrency Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent manifest error.

         Section 2.12 Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days prior written notice to the Administrative Agent, to terminate the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the amount of all Loans then outstanding. The Administrative Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Revolving Credit Commitments pursuant to this Section 2.12 may not be reinstated.

SECTION 3. FEES.

         Section 3.1 Fees.

                  (a) Certain Fees. The Borrower shall pay, or cause to be paid, to ABN AMRO Bank N.V. and/or Salomon Smith Barney Inc. the fees set forth in the Fee Letters at the times specified in the Fee Letters for payment of such amounts.

                  (b) Facility Fee. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Administrative Agent for the ratable account of the Banks in accordance with their Percentages a facility fee accruing at a rate per annum equal to the Facility Fee Rate on the average daily amount of the

         Commitments (whether used or unused), or if the Commitments have expired or terminated, on the principal amount of Loans. Such facility fee is payable in arrears on the last Business Day of each calendar quarter and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

                  (c) Fee Calculations. All fees payable under this Agreement shall be payable in U.S. Dollars and shall be computed on the basis of a year of 360 days, for the actual number of days elapsed. All determinations of the amount of fees owing hereunder (and the components thereof) shall be made by the Administrative Agent and shall be conclusive absent manifest error.

SECTION 4. PLACE AND APPLICATION OF PAYMENTS.

         Section 4.1 Place and Application of Payments. All payments of principal of and interest on the Loans, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the principal office of the Administrative Agent in New York, New York pursuant to the payment instructions set forth on Part A of Schedule 4 hereof (or such other location in the United States as the Administrative Agent may designate to the Borrower). Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made free and clear of, and without deduction for, any set-off, counterclaim, levy, withholding or any other deduction of any kind in U.S. Dollars, in immediately available funds at the place of payment. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or applicable fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

         Section 5.1 Corporate Organization and Authority. The Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, except where such failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of ownership or leasing of property or the conduct of business or otherwise, except where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each has the power and authority required to own, lease and operate its properties and to conduct its business as currently conducted, except where failure to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 5.2 Subsidiaries. Schedule 5.2 (as updated quarterly pursuant to Section 7.6(b) hereof or otherwise from time to time in writing by the Borrower) hereto identifies each Subsidiary and the jurisdiction of its incorporation. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable except as set forth on Schedule 5.2 hereto. All such shares owned by the Borrower are owned beneficially, and of record, and, except in the case of (i) Liens granted in connection with the FinCo Revolving Loan Facility, and (ii) any Project Finance Subsidiary, free of any Lien.

         Section 5.3 Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations under the Credit Documents to which it is a party. Each Credit Document to which it is a party has been duly authorized, executed and delivered by the Borrower and constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms. No Credit Document, nor the performance or observance by the Borrower of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or any material Contractual Obligation of or affecting the Borrower or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower.

         Section 5.4 Financial Statements. All financial statements heretofore delivered to the Banks showing historical performance of the Borrower for each of the Borrower's fiscal years ending on or before December 31, 2000, and for the Borrower's quarter ended September 30, 2001 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Borrower as of the dates thereof and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries have no material contingent liabilities other than those disclosed in such financial statements referred to in this Section 5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since December 31, 2000, no event or circumstance has occurred which has had or is reasonably expected to have a Material Adverse Effect.

         Section 5.5 No Litigation; No Labor Controversies.

                  (a) Except as set forth on Schedule 5.5 (as updated quarterly pursuant to Section 7.6(b) hereof or otherwise from time to time in writing by the Borrower), there is no litigation or governmental proceeding pending, or to the knowledge of the Borrower, threatened, against the Borrower or any Subsidiary which, if adversely determined, could (individually or in the aggregate) have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 5.5 (as updated quarterly pursuant to Section 7.6(b) hereof or otherwise from time to time in writing by the Borrower), there are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary which could (individually or in the aggregate) have a Material Adverse Effect.

         Section 5.6 Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower or any of its Subsidiaries (individually or in the aggregate). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate.

         Section 5.7 Approvals. Except as contemplated by Section 7.15, no authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality (including under the Public Utility Holding Company Act of 1935, as amended), nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary for the valid execution, delivery or performance by the Borrower or any Subsidiary of any Credit Document to which it is a party.

         Section 5.8 Validity of Notes. When executed, authenticated and delivered pursuant to the provisions of this Agreement against payment of the consideration therefor, the Notes will be duly issued and will constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except for the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally, and will rank pari passu with all other outstanding unsecured indebtedness of the Borrower.

         Section 5.9 ERISA. With respect to each Plan, the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. The Borrower does not have any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         Section 5.10 Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 5.11 Margin Stock; Use of Proceeds. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.10. The Borrower will not use the proceeds of any Loan in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

         Section 5.12 Licenses and Authorizations; Compliance with Laws. The Borrower and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated. The Borrower and each of its Subsidiaries is in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities except for any such law, regulation, ordinance or order which, the failure to comply therewith, could not reasonably be expected to have a Material Adverse Effect.

         Section 5.13 Ownership of Property; Liens. The Borrower and each Subsidiary has good title to or valid leasehold interests in all its Property. None of the Borrower's Property is subject to any Lien, except as permitted in
Section 7.9.

         Section 5.14 No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) could have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, nor has any event occurred (and is continuing) that constitutes or would (whether or not with the giving of notice and/or with the passage of time and/or the fulfillment of any other requirement) constitute, to the knowledge of the Borrower, a default or any breach or failure to perform by the Borrower under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which it is a party, which default could have a Material Adverse Effect.

         Section 5.15 Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified.

         Section 5.16 Solvency. The Borrower, on both an individual and on a consolidated basis, is Solvent.


SECTION 6. CONDITIONS PRECEDENT.

         The obligation of each Bank to advance, continue, or convert any Loan shall be subject to the following conditions precedent:

         Section 6.1 Initial Credit Event. Before or concurrently with the initial Credit Event:

                  (a) The Administrative Agent shall have received for each Bank
         (i) the favorable written opinion of (x) in-house counsel to the Borrower, and (y) a New York law enforceability opinion from Borrower's counsel, each in form and substance satisfactory to the Administrative Agent and its counsel;

                  (b) The Administrative Agent shall have received for each Bank copies of (i) the Articles of Incorporation, together with all amendments, and a certificate of good standing, for the Borrower, both certified as of a date not earlier than 20 days prior to the date hereof by the appropriate governmental officer of the Borrower's jurisdiction of incorporation and (ii) the Borrower's bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or an Assistant Secretary;

                  (c) The Administrative Agent shall have received for each Bank copies of resolutions of the Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

                  (d) The Administrative Agent shall have received for each Bank such Bank's duly executed Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.10(a) hereof;

                  (e) The Administrative Agent shall have received for each Bank a list of the Borrower's Authorized Representatives and such other documents as any Bank may reasonably request;

                  (f) The Borrower shall have provided evidence satisfactory to the Administrative Agent that contemporaneously with the first Credit Event hereunder, the Existing Credit Agreement and the Bridge Credit Agreement each shall have terminated and the Borrower shall have no further obligations thereunder (except obligations which by their terms survive the termination of the Existing Credit Agreement and the Bridge Credit Agreement);

                  (g) The Administrative Agent shall have received a certificate by the chief financial officer, treasurer, vice president of finance or corporate controller of the Borrower certifying (i) that on the date of such initial Credit Event that no Default or Event of Default has occurred and is continuing, (ii) that the conditions set forth in this
         Section 6.1 have been satisfied, and (iii) based on the financial statements most recently delivered under the Existing Credit Agreement, which of its Subsidiaries is a Material Subsidiary;

                  (h) The Borrower shall provide a certificate confirming that it has received at least $300,000,000 in loans evidenced by the Subordinated Note;

                  (i) The Administrative Agent shall have received the favorable written opinion of counsel to the Administrative Agent;

                  (j) Each Bank shall have received from the Borrower the fees payable by it in connection herewith;

                  (k) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks;

The Administrative Agent shall have received such other certifications, opinions, financial or other information, approvals and documents as the Administrative Agent or any Bank may reasonably request, all in form and substance satisfactory to the Administrative Agent or such Bank (as the case may be).

         Section 6.2 All Credit Events. As of the time of each Credit Event hereunder (including the initial Credit Event):

                  (a) The Administrative Agent shall have received the notice required by Section 2.5 hereof;

                  (b) Each of the representations and warranties set forth in
         Section 5 hereof shall be and remain true and correct in all material respects as of said time, taking into account any amendments to such Section (including, without limitation, any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date, provided that solely for purposes of this Section 6.2(b) the representations relating to the Borrower's Subsidiaries set forth in
         Section 5.2 hereof shall be deemed representations relating only to the Borrower's Material Subsidiaries;

                  (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

                  (d) No event of default by the Borrower has been declared and is continuing under any existing debt agreements; and

                  (e) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

         Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b) and (c) of this Section 6.2, provided, that solely in the case of a Credit Event which is a continuation of a previous Borrowing, the Borrower shall not be deemed to have made any representation or warranty with regard to the matters set forth in Section 5.5(a) and (b) hereof.

SECTION 7. COVENANTS.

         The Borrower covenants and agrees that, so long as any Loan is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

         Section 7.1 Corporate Existence; Subsidiaries. The Borrower shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 7.11 hereof.

         Section 7.2 Maintenance. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve and keep its plants, Properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, Properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Subsidiaries to do so in respect of Property owned or used by it; provided, however, that nothing in this Section 7.2 shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is not disadvantageous to the Banks or the holders of the Notes, and is, in the judgment of the Borrower, desirable in the conduct of its business or the business of its Subsidiary.

         Section 7.3 Taxes. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower.

         Section 7.4 ERISA. The Borrower will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation,
(ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower under any post-retirement Welfare Plan benefit. The Administrative

Agent will promptly distribute to each Bank any notice it receives from the Borrower pursuant to this Section 7.4.

         Section 7.5 Insurance. The Borrower will insure, and keep insured, and will cause each of its Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property, as well as adequate business interruption insurance. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of the Administrative Agent furnish to the Administrative Agent a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

         Section 7.6 Financial Reports and Other Information.

                  (a) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and its subsidiaries as any Bank may reasonably request; and without any request, the Borrower will furnish each of the following to each Bank:

                           (i) within 120 days after the end of each fiscal year
                  of the Borrower, (A) a copy of the Borrower's audited financial statements for such fiscal year, including the consolidated balance sheet of the Borrower for such year and the related statement of income and statement of cash flow, as certified by independent public accountants of recognized national standing selected by the Borrower in accordance with GAAP with such accountants unqualified opinion to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Borrower and its subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; (B) a copy of the Borrower's unaudited consolidating financials for such fiscal year, including a consolidating unaudited balance sheet of the Borrower, and the related statement of income and shall use its best efforts to provide a statement of cash flow in a format acceptable to the Administrative Agent; all of the foregoing prepared by the Borrower in reasonable detail in accordance with GAAP and certified by the Borrower's chief financial officer, treasurer, vice president of finance or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby;

                           (ii) within 60 days after the end of each of the
                  first three quarterly fiscal periods of the Borrower, a condensed consolidated unaudited balance sheet of the Borrower, and the related statement of income and statement of cash flow, as of the close of such period, all of the foregoing prepared by the Borrower in reasonable detail in accordance with GAAP and certified by the Borrower's chief financial officer, treasurer, vice president of finance or corporate controller as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby (subject to year end adjustments);

                           (iii) within the period provided in subsection (i)
                  above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

                           (iv) promptly after the sending or filing thereof,
                  copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Borrower files with the SEC or any successor thereto, or with any national securities exchanges;

                           (v) as soon as possible and in any event within five
                  days after the Borrower or any member of the Controlled Group knows that any Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower describing such Termination Event and the action, if any, that the Borrower or such member of the Controlled Group, as the case may be, proposes to take with respect thereto;

                  (b) Each financial statement furnished to the Banks pursuant to subsection (i) or (ii) of Section 7.6(a) shall be accompanied by (A) a written certificate signed by the Borrower's chief financial officer, vice president of finance, corporate controller or treasurer (i) to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same, (ii) to the effect that the representations and warranties contained in Section 5 hereof are true and correct in all material respects as though made on the date of such certificate (other than those made solely as of an earlier date, which need only remain true as of such date), taking into account any amendments to such Section (including, without limitation, any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions and except as otherwise described therein, and (iii) notifying the Banks (x) of any litigation or governmental proceeding of the type described in Section
         5.5 hereof or (y) of any change in the information set forth on the Schedules hereto and (B) a Compliance Certificate in the form of Exhibit B hereto showing the Borrower's compliance with the covenants set forth in Sections 7.9, 7.11, 7.12, 7.13 and 7.14 hereof.

                  (c) The Borrower will (i) promptly (and in any event within three Business Days after an officer of the Borrower has knowledge thereof) give notice to the Administrative Agent and each Bank (x) of the occurrence of any Default or Event of Default, (y) of any payment default or payment event of default aggregating $50,000,000 or more under any Contractual Obligation of the Borrower or (z) of any change in the Rating of Borrower by Moody's or S&P; and (ii) promptly (and in any event within ten Business Days after an officer of the Borrower has knowledge thereof) give notice to the Administrative Agent and each Bank of the occurrence of any event or circumstance which has had or which is reasonably expected to have a Material Adverse Effect.

         Section 7.7 Bank Inspection Rights. Upon reasonable notice from any Bank, the Borrower will, at the Borrower's expense (such expenses to be reasonably incurred), permit such Bank (and such Persons as any Bank may designate) during normal business hours to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and with their independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate subject to confidentiality agreements reasonably acceptable to the Borrower) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that except upon the occurrence and during the continuation of any Default or Event of Default, not more than one such set of visits and inspections may be conducted each calendar quarter.

         Section 7.8 Conduct of Business. The Borrower will not engage in any line of business other than business associated with or related to energy generation, transmission, marketing and distribution or other infrastructure lines of business.

         Section 7.9 Liens. The Borrower shall cause the Obligations to at all times rank at least pari passu with all other senior unsecured obligations of the Borrower. The Borrower will not create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower; provided, however, that this Section 7.9 shall not apply to nor operate to prevent:

                  (a) Liens upon any Property acquired by the Borrower to secure any Indebtedness (which for purposes of this Section 7.9(a) shall include non-recourse obligations) of the Borrower incurred to finance or refinance the purchase price of such Property (including Property which was initially purchased with equity), provided that any such Lien shall apply only to the Property that was so acquired and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost or value of the acquired Property;

                  (b) Other Liens not to exceed 10% of Consolidated Net Tangible Assets;

                  (c) Liens on the stock or other equity interests (i) granted in connection with the FinCo Revolving Loan Facility and (ii) of Project Finance Subsidiaries; and

                  (d) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (c), inclusive.

         Section 7.10 Use of Proceeds; Regulation U. The proceeds of each Borrowing will be used by the Borrower to repay indebtedness outstanding under the Existing Credit Agreement, for working capital and general corporate purposes, and, subject to the limitation set forth in the following sentence, to repay Indebtedness. The Borrower will not (i) have Loans outstanding at any one time in excess of $250,000,000, the proceeds of which were used directly or indirectly to repay or otherwise secure Indebtedness of the Borrower or its Subsidiaries (other than Loans used to repay the Obligations or indebtedness under the Existing Credit Agreement), or (ii) use any part of the proceeds of any of the Borrowings directly or indirectly to purchase or carry any Margin Stock (as defined in Section 5.11 hereof) or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock.

         Section 7.11 Mergers, Consolidations and Sales of Assets.

                  (a) The Borrower will not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Borrower shall not permit any Person to consolidate with or merge into the Borrower, unless: (i) immediately prior to and immediately following such consolidation, merger, sale or lease, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (ii) the Borrower is the surviving or continuing corporation, or the surviving or continuing corporation that acquires by sale, conveyance, transfer or lease (a) has a Rating equal to or better than the Rating of the Borrower in effect prior to such consolidation or merger and (y) is incorporated in the United States and expressly assumes the payment and performance of all Obligations of the Borrower under the Credit Documents pursuant to documentation in form and substance satisfactory to the Required Banks.

                  (b) Except for the sale of the properties and assets of the Borrower substantially as an entirety pursuant to subsection (a) above, and other than assets required to be sold to conform with governmental regulations, the Borrower shall not sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed ten percent (10%) of Consolidated Net Tangible Assets computed as of the end of the most recent fiscal quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this ten percent (10%) limitation if the proceeds are invested in assets in similar or related lines of business of the Borrower and, provided further, that the Borrower may sell or otherwise dispose of assets in excess of such ten percent (10%) if the proceeds from such sales or dispositions, which are not reinvested as provided above, are retained by the Borrower as cash or cash equivalents at all times until invested in assets in similar or related lines of business of the Borrower.

                  (c) Notwithstanding anything in this Agreement to the contrary, the Borrower may not sell its equity interest in any Material Subsidiary unless prior to such sale the Borrower has delivered to the Administrative Agent a certificate pursuant to which the Borrower certifies that both immediately prior, and immediately after giving effect, to such sale no Default or Event of Default has occurred and is continuing and no event or circumstance has occurred which has had, or which is reasonably expected to have, a Material Adverse Effect.

         Section 7.12 Consolidated Net Worth. The Borrower will at all times cause its Consolidated Net Worth to be equal to or greater than the Minimum Consolidated Net Worth.

         Section 7.13 Indebtedness to Consolidated Capitalization. The Borrower will at the end of each of its fiscal quarters maintain a ratio of its Indebtedness (excluding, for purposes of the numerator of this ratio, Indebtedness evidenced by the Subordinated Note) to Consolidated Capitalization of not more than 0.68 to 1.00. For purposes of this covenant, (i) only fifty percent (50%) of any Indebtedness of the Borrower constituting Performance Guarantees of obligations of the Borrower's Affiliates shall be deemed Indebtedness, provided that if any demand has been made on such guarantee, the full amount of such guarantee shall be included in calculating Indebtedness, and
(ii) the amount of Indebtedness which may be excluded per the immediately preceding clause (i) shall not exceed $1,000,000,000.

         Section 7.14 Interest Coverage Ratio. The Borrower will maintain an Interest Coverage Ratio of not less than 2.00 to 1.00, as determined at the end of each fiscal quarter.

         Section 7.15 Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 7, the Borrower will conduct, and cause each of its Subsidiaries to conduct, its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances, writs, judgments, injunctions, decrees, awards and orders of any governmental or judicial authorities; provided, however, that the Borrower shall not be required to comply with any such law, rule, regulation, ordinance, writ, judgments, injunction, decree, award or order if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         Section 7.16 PUHCA. The Borrower has obtained, and will maintain in full force and effect, all necessary approvals, if any, under the Public Utility Holding Company Act of 1935, as amended, in connection with the Borrower's performance under the Credit Documents.

         Section 7.17 Subordinated Note. On or before December 31, 2002 Xcel Energy Inc., a Minnesota corporation shall have converted all loans outstanding under the Subordinated Note to common stock of the Borrower pursuant to the terms set forth in the Subordinated Note.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

         Section 8.1 Events of Default. Any one or more of the following shall constitute an Event of Default:

                  (a) The Borrower shall (i) fail to make when due any payment of principal on the Notes, or (ii) fail to make when due, and continuance of such failure for three or more Business Days, payment of interest on the Notes or any fee or other amount required to be made pursuant to the Credit Documents;

                  (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower in the Credit Documents or on behalf of the Borrower in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Administrative Agent pursuant to the Credit Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

                  (c) The Borrower shall fail to comply with any of the covenants set forth in Sections 7.1 (as to Borrower and its Material Subsidiaries only), 7.5 (as to Borrower and its Material Subsidiaries only), 7.6(c), and 7.7 through and including 7.17 hereof;

                  (d) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Credit Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this Section 8) and such failure to comply shall continue for 30 calendar days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent and (ii) first actual knowledge thereof by an officer of the Borrower;

                  (e) The Borrower or a Material Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or a Material Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Material Subsidiary or for a substantial part of the Property of a Borrower or a Material Subsidiary and shall not be discharged within 60 days;

                  (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a Material Subsidiary, and, if instituted against the Borrower or a Material Subsidiary, shall have been consented to or acquiesced in by the Borrower or a Material Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or a Material Subsidiary, or the Borrower or a Material Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

                  (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Material Subsidiary and, if instituted against the Borrower or a Material Subsidiary, shall be consented to or acquiesced in by the Borrower or shall remain for 60 days undismissed, or the Borrower or a Material Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

                  (h) A judgment or judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or entity for the payment of money in excess of the sum of $50,000,000 in the aggregate shall be rendered against the Borrower or any Material Subsidiary (excluding the amount thereof covered by insurance as to which the insurance provider has acknowledged its liability in writing) or any of the Borrower's or a Material Subsidiary's Properties and (i) enforcement proceedings have been commenced with respect to such judgment, decree or order, or (ii) such judgment, decree or order (x) shall remain unvacated and undischarged and unstayed for 60 consecutive days, or (y) ceases to be contested in good faith by appropriate proceedings;

                  (i) The institution by the Borrower of steps to terminate any Plan if in order to effectuate such termination, the Borrower would be required to make a contribution to such Plan, or would incur a liability or obligation to such Plan, in excess of $50,000,000, or the institution by the PBGC of steps to terminate any Plan;

                  (j) Either (A) a default shall occur under that certain Credit Agreement dated as of November 30, 1999 among NRG Energy, Inc., the banks party thereto and Australia and New Zealand Banking Group Limited, as Administrative Agent, as such agreement may from time to time be restated, amended or otherwise modified or any substitute or replacement credit agreement with respect thereto (the "LC Agreement"), and as a result of such default is (x) the termination of the commitments under the LC Agreement, (y) the Borrower is required to provide cash collateral pursuant to the LC Agreement, or (z) the bank and/or the agent under the LC Agreement exercise any right or remedy thereunder, or (B) (i) a default in payment of any principal of or any interest aggregating $50,000,000 or more on Indebtedness of the Borrower or a Material Subsidiary or under any indenture or other instrument under which any such evidence of Indebtedness has been issued or (ii) a default shall occur under any bond, debenture, note or other evidence of Indebtedness of the Borrower or a Material Subsidiary or under any indenture or other instrument under which any such evidence of Indebtedness has been issued and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such indebtedness or a trustee therefor to cause the acceleration of the maturity of any such indebtedness of principal of or any interest aggregating $50,000,000 or more or any mandatory unscheduled prepayment, purchase or funding thereof; or

                  (k) if at any time without the unanimous consent of the Banks, Xcel Energy Inc., a Minnesota corporation, or its successors, ceases to own a majority of the Voting Stock of the Borrower, it being agreed that an Event of Default pursuant to this subsection (k) may only be waived by the unanimous consent of the Banks.

         Section 8.2 Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (e), (f) or (g) of Section 8.1 hereof has occurred and is continuing, the Administrative Agent shall, if so directed by the Required Banks by written notice to the Borrower: (a) terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind. The Administrative Agent, after giving notice to the Borrower pursuant to Section 8.1(c), 8.1(d) or this
Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

         Section 8.3 Bankruptcy Defaults. When any Event of Default described in subsections (e), (f) or (g) of Section 8.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately and automatically become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately and automatically terminate.

         Section 8.4 [Intentionally Omitted]

         Section 8.5 Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 8.1(d) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         Section 8.6 Expenses. The Borrower agrees to pay to the Administrative Agent and each Bank, and any other holder of any Note outstanding hereunder, all reasonable costs and expenses incurred or paid by the Administrative Agent or such Bank or any such holder, including attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 9. CHANGE IN CIRCUMSTANCES.

         Section 9.1 Change of Law. Notwithstanding any other provisions of this Agreement or any Note if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make, continue to maintain or convert a Borrowing into Eurocurrency Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make, maintain or convert a Borrowing into Eurocurrency Loans under this

Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Base Rate Loans from such Bank, which Base Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

         Section 9.2 Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Loans:

                  (a) the Administrative Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the federal funds or eurocurrency interbank market, as applicable, for such Interest Period, or that by reason of circumstances affecting the federal funds or interbank eurocurrency market, as applicable, adequate and reasonable means do not exist for ascertaining the applicable Federal Funds Rate or LIBOR; or

                  (b) Banks having 25% or more of the aggregate amount of the Revolving Credit Commitments reasonably determine and so advise the Administrative Agent that the Federal Funds Rate or LIBOR, as applicable, as reasonably determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Loans or Loan for such Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Base Rate Loans bearing interest at the Federal Funds Rate or Eurocurrency Loans in the currency so affected, as applicable, shall be suspended.

         Section 9.3 Increased Cost and Reduced Return.

                  (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

                           (i) shall subject any Bank (or its Lending Office) to
                  any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes, or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency

                  Loans, or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its lending office is incorporated in which such Bank's principal executive office or Lending Office is located); or

                           (ii) shall impose, modify or deem applicable any
                  reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes, or its obligation to make Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by Borrower to such Bank hereunder, such Bank shall, so long as no Event of Default has occurred and is then continuing, refund such amount or amounts to Borrower without interest.

                  (b) If, after the date hereof, any Bank or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix
         A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) Each Bank that determines to seek compensation under this
         Section 9.3 shall notify the Borrower and the Administrative Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) If any Bank (other than ABN AMRO Bank N.V.) has demanded compensation or given notice of its intention to demand compensation under this Section 9.3 or the Borrower is required to pay any additional amount to any Bank under Section 9.3, the Borrower shall have the right, with the assistance of the Administrative Agent, to seek a substitute Bank or Banks reasonably satisfactory to the Administrative Agent (which may be one or more of the Banks) to replace such Bank under this Agreement and on the date of replacement, the Borrower shall pay all accrued interest and fees to the Bank being replaced. The Bank to be so replaced shall cooperate with the Borrower and substitute Bank to accomplish such substitution, provided that all of such Bank's Loan Commitment is replaced.

         Section 9.4 Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent.

         Section 9.5 Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 10. THE ADMINISTRATIVE AGENT.

         Section 10.1 Appointment and Authorization of Administrative Agent. Each Bank hereby appoints ABN AMRO Bank N.V. as the Administrative Agent under the Credit Documents and hereby authorizes the agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Credit Documents. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank, the holder of any Note or any other Person; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

         Section 10.2 Administrative Agent and its Affiliates. The Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Administrative Agent under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Administrative Agent in its individual capacity as a Bank. References in Section 2 hereof to the Administrative Agent's Loans, or to the amount owing to the Administrative Agent for which an interest rate is being determined, refer to the Administrative Agent in its individual capacity as a Bank.

         Section 10.3 Action by Administrative Agent. If the Administrative Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 7.6(c)(i) hereof, the Administrative Agent shall promptly give each of the Banks written notice thereof. The obligations of the Administrative Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. In no event, however, shall the Administrative Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Administrative Agent to take certain actions, the Administrative Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

         Section 10.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 10.5 Liability of Administrative Agent; Credit Decision. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any other party contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Administrative Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Administrative Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Administrative Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Administrative Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Administrative Agent signed by such payee in form satisfactory to the Administrative Agent. Each Bank acknowledges that it has independently and without reliance on the Administrative Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and any other relevant Person, and the Administrative Agent shall have no liability to any Bank with respect thereto.

         Section 10.6 Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Administrative Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 10.6 shall survive termination of this Agreement.

         Section 10.7 Resignation of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower, provided, that at any time an Event of Default has occurred and is continuing, no such consent shall be required. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, with the consent of the Borrower, appoint a successor Administrative Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

SECTION 11. MISCELLANEOUS.

         Section 11.1 Withholding Taxes.

                  (a) Payments Free of Withholding. Subject to Section 11.1(b) hereof, each payment by the Borrower under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient). If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Administrative Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Administrative Agent (as the case may be) would have received had such withholding not been made. If the Administrative Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Administrative Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Administrative Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Administrative Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower and evidenced by such a tax receipt, such Bank or Administrative Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Bank or Administrative Agent determines is attributable to such deduction or withholding and which will leave such Bank or Administrative Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Administrative Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

                  (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Administrative Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form W8BEN (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form W8ECI (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Administrative Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans.

                  (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Administrative Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Administrative Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         Section 11.2 No Waiver of Rights. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 11.3 Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

         Section 11.4 Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 11.5 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 11.6 Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.11, Section 9.3 and this Section 11.16 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations. If and to the extent any indemnification or reimbursement obligation of the Borrower under the Credit Documents is deemed unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of the underlying obligation permissible under applicable law.

         Section 11.7 Set-Off.

                  (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank, each Affiliate of a Bank, and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank, its Affiliate or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Bank, its Affiliate or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank, its Affiliate or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                  (b) Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans, or participations therein, held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest unless the purchasing Bank is required to pay interest thereon, in which case each Bank returning funds to such purchasing Bank shall pay its pro rata share of such interest.

         Section 11.8 Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including facsimile or other electronic communication) and shall be given to a party hereunder at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify by notice to the Administrative Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks shall be addressed to their respective addresses, facsimile or telephone numbers set forth on the signature pages hereof or in the assignment agreement which any assignee bank executes pursuant to Section 11.12 hereof or at such other address as shall be designated by such party in a written notice to the other parties, and to the Borrower and to the Administrative Agent to:

         If to the Borrower:

         NRG Energy, Inc.
         1221 Nicollet Mall
         Suite 700
         Minneapolis, MN 55403-2445
         Attention: Treasurer
         Facsimile: (612) 373-5341
         Telephone: (612) 373-5306

         If to the Administrative Agent:

         Notices shall be sent to the applicable address set forth on Part B of
Schedule 4 hereto.

         With copies of all such notices to:

         ABN AMRO Bank N.V.
         135 South LaSalle Street
         Suite 710
         Chicago, Illinois 60603
         Attention: David B. Bryant
         Facsimile: (312) 904-1466
         Telephone: (312) 904-2799

Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 11.8 or on the signature pages hereof and a confirmation of receipt of such facsimile has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 11.8; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

         Section 11.9 Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement may also be executed by facsimile signature, and each such facsimile signature shall for all intents and purposes be deemed and original signature of the signatory thereof.

         Section 11.10 Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

         Section 11.11 Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in its rights and/or obligations in the Loans made and/or Revolving Credit Commitments held by such Bank at any time and from time to time, and to assign its rights under such Loans or the Note evidencing such Loans to a federal reserve bank; provided that (i) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, (ii) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.11, and (iii) the Administrative Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of
Section 2.11 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Revolving Credit Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

         Section 11.12 Assignment of Commitments by Banks.

                  (a) Each Bank shall have the right at any time, with the written consent of the Borrower and Administrative Agent (which consent shall not be unreasonably withheld or delayed), to assign all or any part of its Revolving Credit Commitment (including the same percentage of its Note and outstanding Loans) to one or more other Persons; provided that such assignment is in an amount of at least $10,000,000 or the entire Revolving Credit Commitment of such Bank, and if such assignment is not for such Bank's entire Revolving Credit Commitment then such Bank's Revolving Credit Commitment after giving effect to such assignment shall not be less than $10,000,000; and provided further that (i) neither the consent of the Borrower nor of the Administrative Agent shall be required for any Bank to assign all or part of its Revolving Credit Commitment to any Affiliate of the assigning Bank or another Bank and (ii) the consent of the Borrower shall not be required if an Event of Default then exists. Each such assignment shall set forth the assignee's address for notices to be given under Section 11.8 hereof hereunder and its designated Lending Office pursuant to Section 9.4 hereof. Upon any such assignment, delivery to the Administrative Agent of an executed copy of such assignment agreement and the forms referred to in Section 11.1 hereof, if applicable, and the payment of a $3,500 recordation fee to the Administrative Agent, the assignee shall become a Bank hereunder, all Loans and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment; provided, however, in the event a Bank assigns all or any portion of its Revolving Credit Commitment to an Affiliate of such Bank or at the request of the Borrower pursuant to Section 11.13(b), no recordation fee shall be required hereunder. Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System without notice to, or the consent of, the Borrower or the Administrative Agent.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, any Bank (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any such SPC to make any Loan, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Section 2.3 or 2.8 than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Loan to the Borrower. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Bank would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Borrower, the Administrative Agent and each Bank against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be incurred by or asserted against the Borrower, the Administrative Agent or such Bank, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Bank hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Loan made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement, any SPC may with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Loans to the Granting Lender. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

         Section 11.13 Amendments.

                  (a) Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Administrative Agent are affected thereby, the Administrative Agent; provided that:

                           (i) no amendment or waiver pursuant to this Section
                  11.13 shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) reduce the stated rate at which interest or fees accrue or reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of each Bank; and

                           (ii) no amendment or waiver pursuant to this Section
                  11.13 shall, unless signed by each Bank, change this Section 11.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents.

                  (b) If the Borrower requests an amendment to this Agreement which requires the approval of all of the Banks and one of the Banks (a "Replaceable Bank") does not approve it, the Borrower may propose that another bank which is reasonably acceptable to the Administrative Agent (a "Replacement Bank") be substituted for and replace the Replaceable Bank for purposes of this Agreement. If a Replacement Bank is so substituted for the Replaceable Bank, the Replaceable Bank shall enter into an assignment agreement with the Replacement Bank, the Borrower and the Administrative Agent to assign and transfer to the Replacement Bank, the Replaceable Bank's Commitment hereunder, which shall provide, among other things, for the payment of all Obligations owing to the Replaceable Bank; provided, however, if a Replacement Bank cannot be found, then the Borrower may elect to take out the Replaceable Bank and reduce the facility accordingly by making a prepayment in the amount of such Replaceable Bank's outstanding Loans plus all accrued and unpaid interest thereon and all fees and all other Obligations due and owing to the Replaceable Bank on the date of replacement. Notwithstanding anything to the contrary contained herein, in no event shall the Administrative Agent be a Replaceable Bank.

         Section 11.14 Nonliability of Agents and Lenders. The relationship between the Borrower on the one hand and the Banks, the Administrative Agent and the Documentation Agents on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Syndication Agents, the Documentation Agents nor any Bank shall have any fiduciary duty to the Borrower. Neither the Administrative Agent, the Syndication Agents, the Documentation Agents nor any Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Syndication Agents, the Documentation Agents nor any Bank shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Credit Documents, or any act,. omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Syndication Agents, the Documentation Agents, any Bank nor any of their respective Subsidiaries, Affiliates, officers or directors shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages in connection with, arising out of, or in any way related to any of the Credit Documents or the transactions contemplated thereby.

         Section 11.15 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 11.16 Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent and the Syndication Agents in connection with the preparation and negotiation of the Credit Documents (including past and future reasonable out-of-pocket expenses incurred by ABN AMRO Bank N.V. or Salomon Smith Barney Inc. in connection with the syndication of the transaction), including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Syndication Agents, in connection with the preparation and execution of the Credit Documents and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Administrative Agent, and their respective Affiliates, directors, agents, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay or that may be claimed against any of them by any Person arising out of or relating to any Credit Document (including any relating to any misrepresentation or false certification by or on behalf of the Borrower) or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Administrative Agent or a Bank at any time, shall reimburse the Administrative Agent or Bank for any reasonable costs and legal or other expenses incurred in connection with investigating or defending against any of the foregoing or the enforcement of any rights or remedies under this Agreement, any Note and the other documents to be delivered hereunder, except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

         Section 11.17 Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

         Section 11.18 Construction. The parties hereto acknowledge and agree that neither this Agreement nor the other Credit Documents shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Credit Documents.

         Section 11.19 Governing Law. The validity and interpretation of this Agreement and the other Credit Documents, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflict of laws other than section 5-1401 of the New York General Obligations Law.

         Section 11.20 Submission to Jurisdiction; Waiver of Jury Trial. EACH OF THE BORROWER, EACH BANK AND THE ADMINISTRATIVE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW

YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE BORROWER, EACH BANK AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWER, EACH BANK AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 11.21 Rights and Liabilities of Documentation Agents and Syndication Agents. Neither Documentation Agents nor Syndication Agents has any special rights, powers, obligations, liabilities, responsibilities or duties under this Agreement as a result of acting in the capacity of Documentation Agent or Syndication Agent, as applicable, other than those applicable to them in their capacity as Banks hereunder. Without limiting the foregoing, neither Documentation Agents nor Syndication Agents shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments and undertakings with respect to Documentation Agents and the Syndication Agents as it makes with respect to the Administrative Agent and any directors, officers, agents and employees of the Administrative Agent in Sections 10.5 and 10.6.

         Section 11.22 Confidentiality. The Administrative Agent and the Banks shall hold all non-public information provided to them by Borrower pursuant to or in connection with this Agreement in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, regulators, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or any other Credit Document or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Credit Document, or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 11.22), or to any nationally recognized rating agency that requires access to information about a Bank's investment portfolio in connection with ratings issued with respect to such Bank, or as requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that unless specifically prohibited by applicable law or court order, the Administrative Agent and each Bank shall use reasonable efforts to promptly notify Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of the Administrative Agent or such Bank by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information. Prior to any such disclosure pursuant to this Section 11.22, the Administrative Agent and each Bank shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree, for the benefit of Borrower, in writing to be bound by this Section 11.22; and to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.22.

                            [SIGNATURE PAGES FOLLOW]

         In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their duly authorized officers as of the day and year first above written.

                                        NRG ENERGY, INC.

                                        By:  _____________________________
                                        Name: Brian B. Bird
                                        Title: Vice President & Treasurer